                                                                   EXHIBIT 11(A)

                        Independent Auditors' Consent

To the Shareholders and Board of Trustees of High Yield Bond Trust

We consent to the use of our report dated February 10, 1998 for High
Yield Bond Trust incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Additional Information" in the Statement of Additional Information.


KPMG Peat Marwick LLP

New York, New York
April 20, 1998